As filed with the Securities and Exchange Commission on January 27, 2025

Registration Statement File No. 033-20932
Registration Statement File No. 033-30229
Registration Statement File No. 333-27339
Registration Statement File No. 333-41398
Registration Statement File No. 333-57658
Registration Statement File No. 333-88518
Registration Statement File No. 333-112869
Registration Statement File No. 333-115333
Registration Statement File No. 333-133597
Registration Statement File No. 333-140922
Registration Statement File No. 333-150741
Registration Statement File No. 333-154701
Registration Statement File No. 333-166975
Registration Statement File No. 333-179643
Registration Statement File No. 333-196013
Registration Statement File No. 333-205952
Registration Statement File No. 333-266134
Registration Statement File No. 333-271743

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 033-20932)
Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 033-30229)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-27339)
Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 333-41398)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-57658)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-88518)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-112869)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-115333)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-133597)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-140922)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-150741)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-154701)
Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 333-166975)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-179643)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-196013)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-205952)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-266134)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-271743)

UNDER
THE SECURITIES ACT OF 1933

BARNES GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware	06-0247840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

123 Main Street Bristol, Connecticut	06010
(Address of Principal Executive Offices)	(Zip Code)

1991 Barnes Group Stock Incentive Plan

Barnes Group Inc. Employee Stock and Ownership Program

Barnes Group Inc. Employee Stock Purchase Plan

Key Executive Stock Plan

Barnes Group Inc. Retirement Savings Plan

Barnes Group Inc. Employee Stock and Ownership Program

Barnes Group Inc. Stock and Incentive Award Plan

Barnes Group Inc. Non-Employee Director Deferred Stock Plan

2014 Barnes Group Inc. Stock and Incentive Award Plan

Barnes Group Inc. Inducement Stock Option Award Summary of Grant and Inducement Stock Option Award Agreement dated July 14, 2022

2023 Barnes Group Inc. Stock and Incentive Award Plan
(Full title of the plans)

Jay B. Knoll
Senior Vice President, General Counsel and Secretary
Barnes Group Inc.
123 Main Street
Bristol, Connecticut 06010
(Name and address of agent for service)

(860) 583-7070
(Telephone number, including area code, of agent for service)

Copies to:

Justin G. Hamill, Esq.
Eric Press, Esq.
Michael V. Anastasio, Esq.
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Barnes Group Inc., a Delaware corporation (the “Registrant”), is filing these Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), to deregister any and all shares of the Registrant’s common stock, par value $0.01 per share (the “Registrant Common Stock”), registered but unsold under each such Registration Statement as of the date hereof (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•
Registration Statement on Form S-8 (Registration File No. 033-20932), which was filed with the Commission on March 29, 1988, pertaining to the registration of 400,000 shares of Registrant Common Stock under the Barnes Group Inc. Guaranteed Stock Plan and Trust;

•
Registration Statement on Form S-8 (Registration File No. 033-30229), which was filed with the Commission on July 28, 1989, pertaining to the registration of 800,000 shares of Registrant Common Stock under the Barnes Group Inc. Guaranteed Stock Plan and Trust;

•
Registration Statement on Form S-8 (Registration File No. 333-27339), which was filed with the Commission on May 16, 1997, pertaining to the registration of 1,500,000 shares of Registrant Common Stock under the 1991 Barnes Group Stock Incentive Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-41398), which was filed with the Commission on July 14, 2000, pertaining to the registration of 2,500,000 shares of Registrant Common Stock under the Barnes Group Inc. Employee Stock and Ownership Program;

•
Registration Statement on Form S-8 (Registration File No. 333-57658), which was filed with the Commission on March 27, 2001, pertaining to the registration of 135,000 shares of Registrant Common Stock under the Key Executive Stock Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-88518), which was filed with the Commission on May 17, 2002, pertaining to the registration of 950,000 shares of Registrant Common Stock under the Barnes Group Inc. Employee Stock and Ownership Program;

•
Registration Statement on Form S-8 (Registration File No. 333-112869), which was filed with the Commission on February 17, 2004, pertaining to the registration of 500,000 shares of Registrant Common Stock under the Barnes Group Inc. Retirement Savings Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-115333), which was filed with the Commission on May 10, 2004, pertaining to the registration of 950,000 shares of Registrant Common Stock under the Barnes Group Inc. Stock and Incentive Award Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-133597), which was filed with the Commission on April 27, 2006, pertaining to the registration of 54,000 shares of Registrant Common Stock under the Barnes Group Inc. Non-Employee Director Deferred Stock Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-140922), which was filed with the Commission on February 27, 2007, pertaining to the registration of 2,900,000 shares of Registrant Common Stock under the Barnes Group Inc. Retirement Savings Plan and the Barnes Group Inc. Stock and Incentive Award Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-150741), which was filed with the Commission on May 8, 2008, pertaining to the registration of 500,000 shares of Registrant Common Stock under the Barnes Group Inc. Employee Stock Purchase Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-154701), which was filed with the Commission on October 23, 2008, pertaining to the registration of 1,000,000 shares of Registrant Common Stock under the Barnes Group Inc. Retirement Savings Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-166975), which was filed with the Commission on May 20, 2010, pertaining to the registration of 2,900,000 shares of Registrant Common Stock under the Barnes Group Inc. Retirement Savings Plan and the Barnes Group Inc. Stock and Incentive Award Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-179643), which was filed with the Commission on February 23, 2012, pertaining to the registration of 2,000,000 shares of Registrant Common Stock under the Barnes Group Inc. Retirement Savings Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-196013), which was filed with the Commission on May 16, 2014, pertaining to the registration of 6,913,978 shares of Registrant Common Stock under the 2014 Barnes Group Inc. Stock and Incentive Award Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-205952), which was filed with the Commission on July 30, 2015, pertaining to the registration of 2,000,000 shares of Registrant Common Stock under the Barnes Group Inc. Retirement Savings Plan;

•
Registration Statement on Form S-8 (Registration File No. 333-266134), which was filed with the Commission on July 14, 2022, pertaining to the registration of 1,183,406 shares of Registrant Common Stock under the Barnes Group Inc. Inducement Stock Option Award Summary of Grant and Inducement Stock Option Award Agreement dated July 14, 2022;

•
Registration Statement on Form S-8 (Registration File No. 333-271743), which was filed with the Commission on May 8, 2023, pertaining to the registration of 3,713,771 shares of Registrant Common Stock under the 2023 Barnes Group Inc. Stock and Incentive Award Plan;

The number of shares of Registrant Common Stock referenced above refers to the number of shares originally registered on the respective Registration Statement and does not account for the three-for-one stock split effected by the Registrant on February 21, 1997 or the two-for-one stock split effected by the Registrant on May 30, 2006.

On October 6, 2024, the Registrant entered into an Agreement and Plan of Merger with Goat Holdco, LLC, a Delaware limited liability company (“Parent”), and Goat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective on January 27, 2025, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

As a result of the Merger, the Registrant has terminated any and all of the offerings of the Registrant Common Stock pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statements and removes from registration any and all of the Registrant Common Stock registered under the Registration Statements that remain unsold as of the date hereof, and hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on January 27, 2025.

BARNES GROUP INC.

By:	/s/ Jay B. Knoll
	Name:	Jay B. Knoll
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.